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                                                                    EXHIBIT 10.6


                               SUMMARY DESCRIPTION
                                     OF THE
                             1995 STOCK OPTION PLAN


     The Board of Directors and shareholders of Coal City Corporation (the "Company") have adopted a stock option plan designated as the "1995 Stock Option Plan" (the "Plan"). A copy of that plan is attached as Exhibit A. Pursuant to the Plan, options may be granted from time to time, on or prior to June 19, 2005, to key employees of the Company (including officers, whether or not directors of the Company) to purchase shares of the Company's common stock. Options granted under the Plan may be either options which are intended to be incentive stock options ("incentive stock options") or options which are not intended to be incentive stock options ("non-statutory options"). The aggregate number of shares which may be sold pursuant to the Plan may not exceed five thousand (5,000). The Plan does not limit the number of shares which may be allocated to any one person, except that the aggregate fair market value (as of the date an option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of the Company, and any parent and subsidiary corporations of the Company, may not exceed $100,000.

     The Board of Directors of the Company will administer the Plan. The Board of Directors of the Company selects optionees, determines the number of shares to be granted under each option and designates whether such option or a portion thereof shall be an incentive stock option or a non-statutory option. The Board of Directors of the Company makes such selections and determinations from time to time and at such times as it deems appropriate to carry on the purposes of the Plan.

     Options granted under the Plan will expire not more than ten (10) years from the date of the grant, and, in the case of incentive stock options, the purchase price per share to be specified in each option will be not less than the fair market value of a share of the Company's common stock on the date the option is granted. Options granted under the Plan are not transferable other than by will or the laws of descent and distribution.

     The exercise of options may be subject to such terms and conditions not inconsistent with the Plan as the Board of Directors of the Company may specify in granting or amending such options or rights and such terms and conditions may differ from the terms and conditions described herein. For example, the Board of Directors of the Company may decide to establish a vesting schedule in connection with the grant of an option. Upon the exercise of an option, the Company may deliver either treasury shares or authorized but previously unissued shares. Options may not be exercised by an optionee after determination of employment.

     In the event of a stock dividend, stock split, or combination or other reduction in the number of issued shares of common stock of the Company, the Board of Directors of the Company may, under the Plan, make such adjustments in the number of unpurchased shares subject to the Plan, the


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number of shares subject to options outstanding under the Plan and the exercise price specified with respect to options outstanding under the Plan, as it determines to be appropriate and equitable. In the event of a merger, consolidation, reorganization or dissolution of the Company, or the sale or exchange of substantially all of the Company's assets, the rights with respect to options outstanding under the Plan shall terminate, except to the extent and subject to such adjustments as may be provided by the Board of Directors of the Company or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange of such assets.

     The Board of Directors of the Company may in its discretion prescribe such provisions and interpretations not inconsistent with the Plan as it deems necessary or advisable for carrying out the purposes of the Plan. The Board of Directors of the Company may not amend the Plan without shareholder approval.

     An option granted under the Plan may be cancelled at any time with the consent of the optionee, and shareholder action in regard thereto will not be necessary. Shareholder action will also be unnecessary with respect to the grant of a new option (which may specify, among other things, a lower purchase price per share) to the individual who had been the holder of such cancelled option. Any option so granted shall be made exercisable at such time (after the expiration of such period of time following the date of grant as would be sufficient to meet the requirements for consideration under applicable state law) as may be determined by the Board of Directors of the Company. The Plan does not limit the number of options that may be granted, and any number of options may be (i) outstanding with respect to the same shares at the same time, and (ii) granted with respect to shares previously subject to option, irrespective of whether such options are to remain outstanding or have been or are to be terminated by their terms, the provisions of the Plan, or by agreement. If, however, the above-described authority to have outstanding at any time multiple options with respect to particular shares is exercised, such exercise must be on such terms and in such circumstances that the Company will not become obligated to issue more than the five thousand (5,000) shares authorized by the Plan.

     Under present law, upon the grant of an incentive stock option, an optionee will not realize taxable income for federal income tax purposes. However, the amount by which the fair market value of the stock at the time of exercise exceeds the option price will be treated as an adjustment to taxable income for alternative minimum tax purposes. If the optionee does not dispose of the stock so acquired until more than one (1) year after the transfer of the stock to him or her (and until more than two (2) years after the option was granted), gain or loss realized on the subsequent disposition of the stock will be treated as long-term capital gain or loss. Such gain or loss is computed as the difference between the exercise price and the sale price. If the stock is disposed of prior to those times, the optionee will realize compensation taxable as ordinary income for federal income tax purposes in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price, or (ii) the amount of gain realized if the disposition is a taxable sale or exchange. If an incentive stock option is exercised and payment is made by means of previously held stock, there is no gain or loss recognized to the optionee unless the previously held stock was acquired pursuant to an incentive stock option and has not been held


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for the minimum statutory holding period that is required in order to receive the preferential tax treatment afforded incentive stock options, in which case the transfer will be deemed a disposition of such previously held stock and the optionee will recognize ordinary income. To the extent individual optionees qualify for gain treatment, the Company will not be entitled to a deduction for federal income tax purposes in connection with the grant or exercise of the option. In other cases, the Company will be entitled to receive a federal income tax deduction at the same time and in the same amount that the employee realizes compensation taxable as ordinary income for federal income tax purposes.

     Upon the grant of a non-statutory option, an optionee will not recognize taxable income for federal income tax purposes. Upon the exercise of a non-statutory option, the optionee will realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of stock acquired, determined at the time of exercise, over the option price. The Company will be entitled to a federal income tax deduction to the extent the employee realizes compensation taxable as ordinary income for federal income tax purposes.



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                                                                       EXHIBIT A


                             1995 STOCK OPTION PLAN


     The Company may from time to time, on or before June 19, 2005, grant to key employees of the Company or any of its subsidiaries (including officers, whether or not directors of the Company or any of its subsidiaries) options to purchase shares of common stock of the Company. Options granted under this Plan may be either options which are intended to be incentive stock options ("incentive stock options"), or options which are not intended to be incentive stock options ("non-statutory options"). The aggregate number of shares of such stock which may be sold to all optionees pursuant to this Plan shall not exceed 5,000. Selection of optionees and determination of the form of option and the number of shares allocated to each optionee shall be made by the Board of Directors of the Company. The purchase price per share to be specified with respect to any incentive stock option granted pursuant to this Plan shall be no less than the fair market value of such stock on the date such option is granted, and shall be paid in cash. The purchase price per share to be specified with respect to any non-statutory options granted pursuant to this Plan shall be in the discretion of the Board of Directors of the Company, and shall also be paid in cash. The Board of Directors of the Company may provide for the exercise of options under this Plan from time to time in installments or otherwise, and may authorize the granting of such options upon such other terms and conditions and for such periods up to ten (10) years from the date of grant as it may in its discretion determine; provided, however, that any option granted hereunder shall not be transferable by the optionee other than by will or the laws of descent and distribution and may be exercisable during such optionee's lifetime only by the optionee or by such optionee's guardian or legal representative. The aggregate fair market value of shares with respect to which incentive stock options are exercisable hereunder for the first time by any optionee during any one (1) calendar year (under all plans of the Company and any parent or subsidiary thereof), calculated as of the date an option is granted, shall not exceed an amount equal to One Hundred Thousand Dollars ($100,000.00).

     In the event of a stock dividend, stock split, or combination or other reduction in the number of issued shares of common stock of the Company, the Board of Directors of the Company may make such adjustments in the number of unpurchased shares subject to this Plan, the number of shares subject to options outstanding under this Plan, and the exercise price specified with respect to options outstanding under this Plan, as it may determine to be appropriate or equitable. In the event of a merger, consolidation, reorganization or dissolution of the Company, or the sale or exchange of substantially all of the Company's assets, the rights with respect to options outstanding hereunder shall terminate, except to the extent and subject to such adjustments as may be provided by the Board of Directors of the Company or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange of such assets.

     The Board of Directors of the Company may, in its discretion, prescribe such provisions and interpretations not inconsistent herewith as it shall deem necessary or desirable for the


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implementation of this Plan. The Board of Directors of the Company may not, without shareholder consent, amend this Plan.



























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